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                                                              Exhibit 10.01
                      AMENDMENT TO IRU CAPACITY AGREEMENT

This Amendment ("Amendment"), effective April 30, 1999 (the "Effective Date"), amends the IRU Capacity Agreement ("Agreement") entered into as of December 19, 1998 between AT&T Corp. ("AT&T"), a New York corporation with offices at 295 North Maple Avenue, Basking Ridge, New Jersey 07920, and At Home Corporation, ("@Home"), a Delaware corporation with a principal place of business located at 425 Broadway, Redwood City, CA 94063, as follows:

                                   BACKGROUND

Pursuant to the Agreement, AT&T granted to @Home an indefeasible right to use optical fibers and dedicated circuit capacity on the AT&T Network.

Pursuant to Section 3.1 of the Agreement, AT&T agreed to assist @Home's transition to the AT&T Network, during the period from January 1, 1999 through Acceptance of the Phase Two Services, by assuming @Home's rights and obligations under the Sprint ATM Arrangement.

Also pursuant to Section 3.1 of the Agreement, in the event AT&T incurs charges under the Sprint ATM Arrangement in excess of five million dollars, @Home agreed to pay the amount of any such excess to AT&T as an Assumption Fee, except that if AT&T does not deliver the Phase Two Capacity by the Phase Two Commitment Date, the charges incurred under the Sprint ATM Arrangement from April 1, 1999 through the date on which AT&T delivers the Phase Two Capacity would not be counted in calculating any Assumption Fee.


THEREFORE, the parties hereby amend the Agreement as follows:

                                   AMENDMENT

1. In Section 3.1, sentence five (5), replace "five million dollars" with "nine million dollars."

2. In Section 5.1, after "ninety million dollars ($90,000,000) (the "IRU Fee"), add "and four million dollars ($4,000,000) (the "Additional IRU Fee").

3. In Exhibit I (Payment Terms), add at the end: "Additional IRU Fee. @Home shall pay the Additional IRU Fee on July 1, 1999."

4. Except as modified above, all other terms and conditions of the Agreement remain in full force and effect. Terms used and not defined herein will have the meanings assigned to them in the Agreement. In the event of any conflict between the provisions of the Amendment and the Agreement, the provisions of this Amendment shall govern.
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IN WITNESS WHEREOF, authorized representatives of the parties have executed this
Amendment as of the Effective Date.



AT&T CORP.                         AT HOME CORPORATION

By: /s/                            By:  /s/ David Pine
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Title: Pres. Wholesale Mkts.       Title: VP, General Counsel
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Date:  7/1/99                      Date:  6/28/99
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